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                                   EXHIBIT 11

                           DURA PHARMACEUTICALS, INC.
               STATEMENTS RE COMPUTATIONS OF NET INCOME PER SHARE
                     IN THOUSANDS, EXCEPT PER SHARE AMOUNTS
                                   (UNAUDITED)

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

                                                                 THREE MONTHS ENDED
                                                                      MARCH 31,
                                                              2000                 1999
                                                         -------------------------------
NET INCOME PER SHARE - BASIC

Net income                                               $  12,458             $  7,766
                                                         =========             ========

Weighted average number of common shares:
      Common stock                                          44,335               44,100
                                                         =========             ========

Net income per share                                     $    0.28             $   0.18
                                                         =========             ========

NET INCOME PER SHARE - DILUTED

Net income                                               $  12,458             $  7,766
                                                         =========             ========

Weighted average number of common and
   common equivalent shares assuming
   issuance of all dilutive contingent shares:
      Common stock                                          44,335               44,100
      Stock options                                          1,259                  910
      Warrants                                                 564                  676
                                                         ---------             --------
         Total                                              46,158               45,686
                                                         =========             ========

Net income per share                                     $    0.27             $   0.17
                                                         =========             ========
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